UACSC 2000-A
                UNION ACCEPTANCE CORPORATION
                         (Servicer)
                          06/30/00


NOTE BALANCE RECONCILIATION                                                          DOLLARS
                                                    CLASS A-1        CLASS A-2       CLASS A-3        CLASS A-4          CLASS B
                                                   -------------   -------------    -------------    -------------    -------------
Original Note Balances                             30,000,000.00   90,425,000.00    88,175,000.00    57,158,000.00    16,963,339.00
Beginning Period Note Balances                              0.00   86,150,022.71    88,175,000.00    57,158,000.00    16,963,339.00
Principal Collections - Scheduled Payments                     -    3,415,308.37                -                -                -
Principal Collections - Payoffs                                -    2,748,064.16                -                -                -
Principal Withdrawal from Payahead                             -        2,663.64                -                -                -
Gross Principal Charge Offs                                    -      566,248.64                -                -                -
Repurchases                                                    -               -                -                -                -
Accelerated Principal                                          -               -                -                -                -
Principal shortfall, up to Accelerated Principal               -               -                -                -                -
Total Principal to be Distributed                              -    6,732,284.81                -                -                -
                                                   -------------   -------------    -------------    -------------    -------------
Ending Note Balances                                        0.00   79,417,737.90    88,175,000.00    57,158,000.00    16,963,339.00
                                                   =============   =============    =============    =============    =============


Note Factor                                            0.0000000       0.8782719        1.0000000        1.0000000        1.0000000
Interest Rate                                            5.99250%         6.7200%          7.2700%           7.440%           7.570%




NOTE BALANCE RECONCILIATION                                           NUMBERS
                                                       TOTAL
                                                   --------------      ------
Original Note Balances                             282,721,339.00      19,851
Beginning Period Note Balances                     248,446,361.71      18,215
Principal Collections - Scheduled Payments           3,415,308.37
Principal Collections - Payoffs                      2,748,064.16         435
Principal Withdrawal from Payahead                       2,663.64
Gross Principal Charge Offs                            566,248.64          42
Repurchases                                                     -           0
Accelerated Principal                                           -
Principal shortfall, up to Accelerated Principal
Total Principal to be Distributed                    6,732,284.81
                                                   --------------      ------
Ending Note Balances                               241,714,076.90      17,738
                                                   ==============      ======


Note Factor                                             0.8549552
Interest Rate                                              7.0109%

PRINCIPAL BALANCE RECONCILIATION

Original Principal Balance                                       282,721,339.93
Beginning Period Principal Balance                               251,273,576.03
Principal Collections - Scheduled Payments                         3,415,308.37
Principal Collections - Payoffs                                    2,748,064.16
Principal Withdrawal from Payahead                                     2,663.64
Gross Principal Charge Offs                                          566,248.64
Repurchases                                                                   -
                                                                 --------------
Ending Principal Balance                                         244,541,291.22
                                                                 ==============
Ending Note Balances                                             241,714,076.90
                                                                 ==============
Tail not sold                                                              0.93
                                                                 ==============
Cumulative Accelerate Principal                                    2,827,213.39
                                                                 ==============


CASH FLOW RECONCILIATION

Principal Wired                                                    6,164,842.78
Interest Wired                                                     2,559,317.90
Withdrawal from Payahead Account                                       2,722.55
Repurchases (Principal and Interest)                                          -
Charge Off Recoveries                                                 69,853.00
Interest Advances                                                     49,611.66
Collection Account Interest Earned                                    31,433.62
Spread Account Withdrawal                                                     -
Policy Draw for Principal or Interest                                         -
                                                                 --------------

Total Cash Flow                                                    8,877,781.51
                                                                 ==============


TRUSTEE DISTRIBUTION(7/10/00)

Total Cash Flow                                                    8,877,781.51
Unrecovered Advances on Defaulted Receivables                         18,415.83
Servicing Fee (Due and Unpaid)                                                -
Interest to Class A-1 Noteholders, including any overdue amounts              -
Interest to Class A-2 Noteholders, including any overdue amounts     482,440.13
Interest to Class A-3 Noteholders, including any overdue amounts     534,193.54
Interest to Class A-4 Noteholders, including any overdue amounts     354,379.60
Interest to Class B Noteholders, including any overdue amounts       107,010.40
Principal to Class A-1 Noteholders, including any overdue amounts             -
Principal to Class A-2 Noteholders, including any overdue amounts  6,732,284.81
Principal to Class A-3 Noteholders, including any overdue amounts             -
Principal to Class A-4 Noteholders, including any overdue amounts             -
Principal to Class B Noteholders, including any overdue amounts               -
Insurance Premium                                                     33,126.18
Interest Advance Recoveries from Payments                             31,915.93
Unreimbursed draws on the Policy for Principal or Interest                    -
Deposit to Payahead                                                    1,470.84
Payahead Account Interest to Servicer                                     40.08
Excess                                                               582,504.17
                                                                 --------------

Net Cash                                                                      -
                                                                 ==============

Servicing Fee Retained from Interest Collections                     209,394.65

SPREAD ACCOUNT RECONCILIATION

Original Balance                                                   2,120,410.05
Beginning Balance                                                  2,538,360.37
Trustee Distribution of Excess                                       582,504.17
Interest Earned                                                       12,998.08
Spread Account Draws                                                          -
Reimbursement for Prior Spread Account Draws                                  -
Distribution of Funds to Servicer                                             -
                                                                 --------------
Ending Balance                                                     3,133,862.62
                                                                 ==============

Required Balance                                                   3,534,016.75



FIRST LOSS PROTECTION AMOUNT RECONCILIATION


Original Balance                                                  14,136,067.00
Beginning Balance                                                  8,394,653.77
Reduction Due to Spread Account                                     (391,948.11)
Reduction Due to Accelerated Principal                              (444,544.86)
Reduction Due to Principal Reduction                                (360,055.76)
                                                                 --------------
Ending Balance                                                     7,198,105.04
                                                                 ==============

First Loss Protection Required Amount                              7,198,105.04
First Loss Protection Fee %                                                2.00%
First Loss Protection Fee                                             11,996.84



POLICY RECONCILIATION


Original Balance                                                 282,721,339.00
Beginning Balance                                                247,641,489.53
Draws                                                                         -
Reimbursement of Prior Draws                                                  -
                                                                 --------------
Ending Balance                                                   247,641,489.53
                                                                 ==============

Adjusted Ending Balance Based Upon Required Balance              240,267,632.60
                                                                 ==============
Required Balance                                                 240,267,632.60


PAYAHEAD RECONCILIATION


Beginning Balance                                                      7,769.84
Deposit                                                                1,470.84
Payahead Interest                                                         40.08
Withdrawal                                                             2,722.55
                                                                 --------------
Ending Balance                                                         6,558.21
                                                                 ==============

CURRENT DELINQUENCY
                                               PRINCIPAL        % OF ENDING
# PAYMENTS DELINQUENT           NUMBER          BALANCE         POOL BALANCE
---------------------           ------          -------         ------------
1 Payment                        220          2,515,839.95         1.03%
2 Payments                        83          1,081,159.42         0.44%
3 Payments                        47            646,569.09         0.26%
                                 ---          ------------
Total                            350          4,243,568.46         1.74%
                                 ===          ============



DELINQUENCY RATE (60+)
                                                                   RECEIVABLE
                                             END OF PERIOD        DELINQUENCY
PERIOD                    BALANCE             POOL BALANCE           RATE
------                    -------             ------------           ----
Current                  1,727,728.51        244,541,291.22          0.71%
1st Previous             1,833,869.86        251,273,576.03          0.73%
2nd Previous             1,495,398.68        258,474,691.17          0.58%


NET LOSS RATE

                                                                                                          DEFAULTED
                                                      LIQUIDATION             AVERAGE                     NET LOSS
PERIOD                                  BALANCE         PROCEEDS             POOL BALANCE               (ANNUALIZED)
------                                  -------         --------             ------------               ------------
Current                                 566,248.64       69,853.00         247,907,433.63                    2.40%
1st Previous                            414,249.39       34,386.17         254,874,133.60                    1.79%
2nd Previous                            145,915.23        3,659.75         261,896,959.17                    0.65%

Gross Cumulative Charge Offs          1,174,253.80                    Number of Repossessions                  37
Gross Liquidation Proceeds              113,965.17                    Number of Inventoried Autos EOM          58
Net Cumulative Loss Percentage                0.38%                   Amount of Inventoried Autos EOM  446,900.00
Net Cumulative Loss Percentage
 (adjusted for estimated
 future Liquidation Proceeds)                 0.22%
Trigger                                       0.60%
Status                                          OK



EXCESS YIELD TRIGGER
                                                                  EXCESS YIELD
                           EXCESS           END OF PERIOD           PERCENTAGE
PERIOD                      YIELD           POOL BALANCE           (ANNUALIZED)
------                      -----           ------------           ------------
Current                   634,346.85        241,714,076.90            3.15%
1st Previous              874,317.17        248,446,361.71            4.22%
2nd Previous              892,742.03        256,092,021.71            4.18%
3rd Previous            1,280,574.73        263,802,005.30            5.83%
4th Previous              262,842.65        273,190,440.52            1.15%
5th Previous                       -                     -            0.00%

                                                 CURRENT
                                                  LEVEL     TRIGGER   STATUS
                                                  -----     -------   ------
Six Month Average Excess Yield                     N/A       1.50%     N/A

Trigger Hit in Current or any Previous Month                            NO











DATE:    June 6, 2000                     /s/ Diane Slomka
                                          ---------------------------------
                                                  DIANE SLOMKA
                                                 FINANCE OFFICER